AOG INSTITUTIONAL FUND

Supplement dated February 23, 2026 to the

Prospectus and Statement of Additional Information (“SAI”) each dated January 28, 2026

This Supplement provides new and additional information beyond that in, and should be read in conjunction with, the Fund’s Prospectus and SAI.

Effective immediately, all references to the Fund’s telephone number are hereby updated to 703-318-2350.

This Supplement and the Fund’s Prospectus and SAI provide relevant information for all shareholders and should be retained for future reference.